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                                                                                                Exhibit 11


                                                  AMERICAN GREETINGS CORPORATION
                                                  ------------------------------
                                                 COMPUTATION OF EARNINGS PER SHARE (a)
                                                 ---------------------------------

                                                                     (Unaudited)
                                                              Three Months Ended May 31,
                                                              --------------------------
                                                             1995                   1994
                                                            -----                  ------
    Average number of
      common shares outstanding                           74,378,727               74,210,536
                                                          ==========               ==========
      Net income (thousands)                            $     37,300             $     33,162
                                                        ============             =============
      Primary earnings per share                        $        .50             $        .45
                                                        ============             =============

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                                       Computation of Fully-Diluted Earnings Per Share  (b)
                                       ----------------------------------------------------





                                                                              (Unaudited)
                                                                      Three Months Ended May 31,
                                                                      --------------------------

                                                                      1995                   1994
                                                                    ---------             ----------
             Average number of common
             shares outstanding
             on a fully diluted
             basis assuming exercise of
             stock options based on
             the treasury stock method
             using the ending market price
             which was higher than the
             average market price                                  75,535,036             75,510,238
                                                                 ============            =============

            Net income (thousands)                               $     37,300           $     33,162
                                                                 ============             =============

            Fully-diluted earnings
             per share                                          $         .49             $      .44
                                                                 ============             =============
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            (a)  This calculation is submitted in accordance with the
            Securities Exchange Act of 1934, although not required by
            Accounting Principles Board Opinion No. 15, since less than a 3%
            dilution results.